UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 15(d) of The Securities Exchange Act of 1934
May 12, 2005

TALLY-HO VENTURES, INC.
a Delaware corporation
134 Hibiscus Way
The Green Community
P.O. Box 34741
Dubai, United Arab Emirates
9714-885-1391

Commission File Number: 333-104631
IRS Employer I.D. No.: 43-1988542

Item 1.01 Entry into a Material Definitive Agreement.

On May 12, 2005, Tally-Ho Ventures, Inc., a Delaware corporation (“THOV”) entered into a Reorganization Agreement (the “Agreement” with Belgravia Intervest Group, Ltd., a British Virgin Islands company (“BELG”), pursuant to which THOV issued to the shareholders of BELG Four million, five hundred sixty-three thousand, four hundred ninety (4,563,490) shares of common stock of THOV. In exchange, the shareholders of BELG transferred to THOV all of the issued and outstanding shares of common stock of BELG. The Agreement is attached hereto as Exhibit 10.1.

As a result of this exchange of common shares, BELG became a wholly-owned subsidiary of THOV.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Pursuant to the Agreement, THOV acquired all of the issued and outstanding common shares, constituting all of the capital of BELG. See Item 2.01, above, and Exhibit 10.0 attached hereto.

Item 3.02 Unregistered Sales of Equity Securities.

The Four million, five hundred sixty-three thousand, four hundred ninety (4,563,490) shares of common stock of THOV issued to the shareholders of BELG pursuant to the Agreement of May 12, 2005 were not registered under the Securities Act of 1933 (the “Act”), as amended; and were issued by THOV in reliance on the exemption from registration provided by Section 4(2) of the Act. See Item 2.01, above, and Exhibit 10.0 attached hereto.

Item 5.01 Changes in Control of Registrant.

As a result of the exchange of shares pursuant to the Agreement, the shareholders of BELG acquired a controlling interest in THOV. The Agreement represents that prior to the exchange of shares pursuant to the Agreement, there were Three million, four hundred thirty-seven thousand, two hundred twenty-five (3,427,225) shares of common stock of THOV issued and outstanding. Therefore, after the exchange of shares pursuant to the Agreement, the shareholders of BELG as a group held 54.23% of the issued and outstanding shares of the common stock of THOV. THOV does not know of any voting trusts or other agreements among the shareholders of BELG. Two individual BELG shareholders each acquired 23.46% of the issued and outstanding shares of THOV common stock. See Item 2.01, above, and Exhibit 10.0 attached hereto.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Pursuant to the Agreement, all of the directors and officers of THOV prior to the Agreement resigned; the shareholders of THOV elected Mr. Peter Smith as the sole director of THOV; and Mr. Peter Smith, as the sole director of THOV appointed new officers as follows:

Resigning Directors of THOV :  Messrs. Tal L. Kapelner (Chairman) and Cheney A Shapiro

Resigning Officers of THOV :  Mr. Tal L. Kapelner, President
Mr. Cheney A. Shapiro, Vice President and Secretary
Ms. Ariella Kapelner, Treasurer

New sole Director of THOV : Mr. Peter Smith

New Officers of THOV :  Mr. Peter Smith, President and Chief Executive Officer
Ms. Shelly Wren, Chief Operating Officer
Mr. Jose Matthew Meleth, Secretary and Treasurer
Mr. Kapelner continues to serve THOV as its Chief Financial Officer.

Peter Smith
Peter Smith became a Director of the Board of the Belgravia Intervest Group and CEO in 1997: Creating the Belgravia Group Financial Management, to market International Tax efficient funds to expatriates. Commencing in Jakarta and expanding into Kuala Lumpur, Singapore, Bangkok , Manila and Surabaya. By 1997 Belgravia was the most effective brokerage in Asia . Asia 's currency crisis forced a wider thinking strategy with expansion into Caracas, Rio, Sao Paulo, Monterrey and Mexico City following on. In 2000, Belgravia Group completed four mergers with competitors and a consolidation of the position with South America 's market lessening and the Middle East and Europe expanding.
Peter Smith has extensive experience in the global financial markets from front end client sales to the dealing floors of London. Highly qualified to trade most instruments with a certain commercial eye; he has traded Equities, Fixed Interest, Government bonds, Euro Bonds, Options both Traded and Traditional as a Broker and made a market in Options in Engineers and FTSE 100. An  Entrepreneurial mind that has, since his trading days, created a magnificent business under his own steam over 23 countries personally handling the logistical set up of new country operations, initial sales, recruitment and training of new staff.
A highly motivated, high energy person who has successfully managed the transition from Trader to stockbroker to market maker to salesman to entrepreneur to business man with incredible ease and structure without impairing any potential a business may offer. He is a Master at developing people, and creating a spirit within the management of a group.

Shelley Wren
Shelley has a diverse background with extensive experience in capital markets, management and strategy consulting. During the 90's she was involved in developing and building one of the first truly global financial services providers in the International arena. With over 17 offices and countries from South East Asia to Middle East and South America, she enhanced traditional brokerage services into true Private Wealth Management solutions. She developed the role of the advisor in her global network with a base of 100 consultants and over 5000 clients. Streamlining structured products for both the high net worth Client and the Financial Planning client bank.
Shelley has a strong technology background from the 80's when she lived and worked in London implementing to the Financial Institutions of the City's bespoke automation systems, taking grass roots financial practices to another level with the advent of the tech boom of that era.
Having spent 20 years working on the International Platform based in the Middle East she has extensive experience of working in South East Asia, Europe and the region in which she lives (United Arab Emirates). Her expertise in Private and Corporate Wealth Management stretches over 25 years of exposure to markets and clients across the Globe.

Jose Meleth
Jose obtained his M Com and LL B degrees from Mahatma Gandhi University and LL M degree from University of Bombay and is a qualified accountant. Jose's accomplished finance career includes roles as auditor and counsel to the Ministry of Finance, Government of India. He has participated in the investigations for the Bombay Stock Exchange securities Division and acted as auditor in numerous securities transactions.
He joined Belgravia Intervest Group in 1998 as chief accountant and advanced to the post of CFO in 2000. Currently he is director of nine subsidiary companies based in several countries, overseeing the firm's finance, credit, operations, payroll, and lending areas. Jose also works closely with the CEO developing and executing the comprehensive business and financial management strategies required to accomplish the Belgravia Intervest Group's growth objectives. He is a member of International Bar Association, London; Institute of Directors, London; Chartered Insurance Institute, London; Association of International Accountants, London; Institute of Financial Consultants, USA; Institute of Chartered Accountants , India; and High Court of Kerala Advocates Association, India.

None of the resigning directors and officers resigned due to a disagreement with THOV or its shareholders. See Item 2.01, above, and Exhibit 10.0 attached hereto.

Item 9.01 Exhibits.

Exhibit 10.1 Reorganization Agreement dated May 12, 2005 among Belgravia Intervest Group Limited, Tally-Ho Ventures, Inc. and certain shareholders of Tally-Ho Ventures, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TALLY-HO VENTURES, INC.
Registrant

Date: May 23, 2005

/s/ Peter Smith
Peter Smith, President